        ===============================================================



                             HELLER FINANCIAL, INC.



                                      AND



                      STATE STREET BANK AND TRUST COMPANY
                                    Trustee



                             ______________________


                         SECOND SUPPLEMENTAL INDENTURE


                             ______________________



                         Dated as of November 17, 1997



                             ______________________



                               Senior Securities


        ===============================================================

     SECOND SUPPLEMENTAL INDENTURE dated as of November 17, 1997 between HELLER FINANCIAL, INC., a Delaware corporation (the "Company"), and STATE STREET BANK AND TRUST COMPANY, as Trustee (the "Trustee").

                             PRELIMINARY STATEMENTS

     A. The Company has entered into an Indenture dated as of September 1, 1995, with State Street Bank and Trust Company, as Trustee, as successor to Shawmut Bank Connecticut, National Association, as amended by a First Supplemental Indenture, dated as of October 13, 1995, pursuant to which the Company, from time to time, will issue Senior Securities (as amended, the "Indenture"). The Company and the Trustee now wish further to amend the Indenture as set forth herein and below.

     B. All things necessary to make this Second Supplemental Indenture a valid agreement of the Company, in accordance with its terms, have been done.

     In consideration of the above statements, and other good and valuable consideration the receipt and adequacy of which is hereby acknowledged, the parties agree that all the Securities are to be executed, authenticated and delivered subject to the further covenants and conditions hereinafter set forth; and the Company, for itself and its successors, does hereby covenant and agree to and with the successor Trustee and its successors in such trust, for the benefit of those who shall hold the Securities, or any of them, as follows:

                              TERMS AND CONDITIONS

1. Amendments to the Indenture. The terms of the Indenture are hereby amended as follows:

     The definition of "Exchange Rate Agent" in Section 1.01 of the Standard Provisions is hereby deleted in its entirety and there is inserted in its place the following new definition:

          "Exchange Rate Agent" means the bank, banking corporation or trust company, if any, from time to time selected by the Company for purposes of Section 3.12.

2.  Additional Provisions.

          a. All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Indenture.

          b. Except as amended hereby, the terms of the Indenture shall remain unchanged.

     IN WITNESS WHEREOF, HELLER FINANCIAL, INC. has caused this Second Supplemental Indenture to be signed in its corporate name by its authorized officer, and its corporate seal to be affixed hereto, and the same to be attested by the signature of its Secretary or an Assistant Secretary, and STATE STREET BANK AND TRUST COMPANY, in evidence of its acceptance of the trust hereby created, has caused this Second Supplemental Indenture to be signed in its corporate name by one of its Authorized Officers, and its corporate seal to be affixed hereto, and the same to be attested by one of its Assistant Secretaries, as of the day and year first above written.


                                    HELLER FINANCIAL, INC.



                                    By:  Anthony O'B. Beirne
                                         ---------------------------------
                                    Its: Senior Vice President & Treasurer
                                         ---------------------------------

[SEAL]


Attest:


Mary L. Riedesel
-------------------------------

                                    STATE STREET BANK AND TRUST
                                    COMPANY, as Trustee



                                    By:  Mark A. Forgetta
                                         ---------------------------------
                                    Its:  Vice President
                                         ---------------------------------
[SEAL]


Attest:


R. Elovecky
--------------------------------

STATE OF ILLINOIS )
                  )   ss.:
COUNTY OF COOK    )

     On the 17th day of November, 1997, before me personally came Anthony O'B. Beirne, to me known, who, being by me duly sworn, did depose and say that he is an authorized officer of HELLER FINANCIAL, INC., one of the corporations described in and which executed the above instrument; that he knows the seal of such corporation; that the seal affixed to such instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of such corporation; and that he signed his name thereto by like authority.


                  Mark J. Ohringer
                  --------------------------
                  Notary Public

                  [SEAL]



STATE OF  Connecticut  )
                       )   ss.:
COUNTY OF Hartford     )

     On the ______ day of November, 1997, before me personally came Mark A Forgetta, to me known, who, being by me duly sworn, did depose and say that he is an authorized officer of STATE STREET BANK AND TRUST COMPANY, one of the corporations described in and which executed the above instrument; that he knows the seal of such corporation; that the seal affixed to such instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of such corporation; and that he signed his name thereto by some like authority.



                  Susan P. McNally
                  --------------------------
                  Notary Public

                  [SEAL]



                                       3